                                                                    Exhibit 3.48

Exhibit "A"


                                 PROMISSORY NOTE

780,000.00                                                      STATE OF MONTANA
                                                                  CITY OF DILLON



        On December 20, 1990, for value received, CENTENNIAL FOODS, a corporation duly organized and existing under the laws of the State of Montana, (herein after referred to as Borrower) promises to pay to BEAVERHEAD COUNTY, a political subdivision of the State of Montana, 2 South Pacific Street, City Of Dillon, County of Beaverhead, State of Montana, by payment to the STATE OF MONTANA, DEPARTMENT OF COMMERCE, SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($780,000.00) with interest on said amount from the- 1st day of May, 1991, at the rate of EIGHT PERCENT (8%) PER ANNUM until paid, payable in monthly installments according to the amortization schedule attached hereto and by this reference made a part hereof. Payments of interest only shall be made on said loan through the April, 1992, payment. Payments of principal and interest shall be made beginning May 1, 1992.

If default is made in the payment when due of any part or instalment of principal or interest, then Borrower shall be given written notice of said default and SIXTY (60) DAYS within which to cure said default, in the event said default is not cured the entire amount of principal and interest shall become due and payable at the option of Lender, within SIXTY (60) DAYS. At the Lender's option, Borrower may be required to pay a "late charge" not exceeding two per centum (2%) of any installment not made or paid by the 20th day of the month in which the payment is due.

This note shall be governed by and construed in accordance with the laws of the State of Montana. This note is given in accordance with, and as required by, the terms and conditions of a certain loan agreement between the parties dated the 9th day of October, 1990, and all supplemental agreements thereto, which terms and conditions are incorporated by reference to the same extent, force, and effect as if they were set forth herein in their entirety.

In  addition to the  provisions  given under this  Promissory  Note,  a SECURITY

AGREEMENT, and second lien on a certain lease agreement with purchase option with Harrington Company along with all machinery, equipment, buildings, fixtures, accounts receivable and inventory protects the Lender from possible losses which may result if Borrower does not keep the promises which it makes herein. Upon default by Borrower LENDER shall have the remedies of a secured party under the Uniform Commercial Code.

Borrower has the unlimited right to make payments of principal at any time before they are due. Borrower may make a full prepayment or partial prepayments without paying any prepayment charge. The LENDER will use all of the Borrower's prepayments to reduce the amount of principal that Borrower owes under this Promissory Note. If Borrower makes a partial prepayment there will be no changes in the due date or in the amount of the Borrower's monthly payment unless the LENDER agree in writing to those changes.

Even if, at a time when Borrower is in default, the LENDER does not require the Borrower to pay immediately in full as described above, the LENDER will still have the right to do so if the Borrower is in default at a later time. If the LENDER has required the Borrower to pay immediately in full as described above, the LENDER will have the right to be paid back by the Borrower for all of its costs and expenses to include, for example, court costs, attorney fees, repossession, storage and sale expenses.

Any notice that must be given the Borrower under this Promissory Note will be given by delivering or by mailing it by first class mail to the Borrower at 109
S. Washington, Dillon, Mt., or at a different address if the Borrower gives the LENDER a notice in writing of my different address.


IN WITNESS WHEREOF, CENTENNIAL FOODS, A MONTANA CORPORATION, has caused this note to be executed by its duly authorized officers.


CENTENNIAL FOODS, A MONTANA CORPORATION

BY:
         ITS:  SECRETARY

BY:      /s/Ike Lynch
         ITS  PRESIDENT

EXIBIT B

BORROWER CENTENNIAL FOODS INC


LENDER: BEAVERHEAD COUNTY           BORROWER'S YEAR- END:
                                                         MONTH    12

LOAN AMOUNT:               780,000          TERM OF LOAN:
                                                         YEARS     9
INTEREST RATE:             8.00%                        MONTHS     0

MONTHLY PAYMENT:           10,154.60        PAYMENTS START:             INTEREST
                                                          YEAR    91   ONLY THRU
                                                         MONTH     5  APRIL 1992

                         PAYMENTS
DATE      AMOUNT         INTEREST       PRINCIPAL  ENDING BALANCE   YTD INTEREST
May-91    5,200.00       5,200.00           0.00     780,000.00        5,200.00
Jun-91    5,200.00       5,200.00           0.00     780,000.00       10,400.00
Jul-91    5,200.00       5,200.00           0.00     780,000.00       15,600.00
Aug-91    5,200.00       5,200.00           0.00     780,000.00       20,800.00
Sep-91    5,200.00       5,200.00           0.00     780,000.00       26,000.00
Oct-91    5,200.00       5,200.00           0.00     780,000.00       31,200.00
Nov-91    5,200.00       5,200.00           0.00     780,000.00       36,400.00
Dec-91    5,200.00       5,200.00           0.00     780,000.00       41,600.00
         ---------      ---------      ---------     ----------       ---------
1        41,600.00      41,600.00           0.00     780,000.00       41,600.00
         =========      =========      =========     ==========       =========

Jan-92    5,200.00       5,200.00           0.00     780,000.00        5,200.00
Feb-92    5,200.00       5,200.00           0.00     780,000.00       10,400.00
Mar-92    5,200.00       5,200.00           0.00     780,000.00       15,600.00
Apr-92    5,200.00       5,200.00           0.00     780,000.00       20,800.00
May-92   10,154.60       5,200.00       4,954.60     775,045.40       26,000.00
Jun-92   10,154.60       5,166.97       4,987.63     770,057.77       31,166.97
Jul-92   10,154.60       5,133.72       5,020.88     765,036.89       36,300.69
Aug-92   10,154.60       5,100.25       5,054.35     759,982.54       41,400.94
Sep-92   10,154.60       5,066.55       5,088.05     754,894.49       46,467.49
Oct-92   10,154.60       5,032.63       5,121.97     749,772.52       51,500.12

Nov-92   10,154.60       4,998.48       5,156.12     744,616.40       56,498.60
Dec-92   10,154.60       4,964.11       5,190.49     739,425.91       61,462.71
        ----------      ---------      ---------     ----------       ---------
2       102,036.80      61,462.71      40,574.09     739,425.91       61,462.71
        ==========      =========      =========     ==========       =========

Jan-93   10,154.60       4,929.51       5,225.09     734,200.82        4,929.51
Feb-93   10,154.60       4,894.67       5,259.93     728,940.89        9,824.18
Mar-93   10,154.60       4,859.61       5,294.99     723,645.90       14,683.79
Apr-93   10,154.60       4,824.31       5,330.29     718,315.61       19,508.10
May-93   10,154.60       4,788.77       5,365.83     712,949.78       24,296.87
Jun-93   10,154.60       4,753.00       5,401.60     707,548.18       29,049.87
Jul-93   10,154.60       4,716.99       5,437.61     702,110.57       33,766.86
Aug-93   10,154.60       4,680.74       5,473.86     696,636.71       38,447.60
Sep-93   10,154.60       4,644.24       5,510.36     691,126.35       43,091.84
Oct-93   10,154.60       4,607.51       5,547.09     685,579.26       47,699.35
Nov-93   10,154.60       4,570.53       5,584.07     679,995.19       52,269.88
Dec-93   10,154.60       4,533.30       5,621.30     674,373.89       56,803.18
        ----------      ---------      ---------     ----------       ---------
3       121,855.20      56,803.18      65,052.02     674,373.89       56,803.18
        ==========      =========      =========     ==========       =========


Jan-94   10,154.60       4,495.83       5,658.77     668,715.12        4,495.83
Feb-94   10,154.60       4,458.10       5,696.50     663,018.62        8,953.93
Mar-94   10,154.60       4,420.12       5,734.48     657,284.14       13,374.05
Apr-94   10,154.60       4,381.89       5,772.71     651,511.43       17,755.94
May-94   10,154.60       4,343.41       5,811.19     645,700.24       22,099.35
Jun-94   10,154.60       4,304.67       5,849.93     639,850.31       26,404.02
Jul-94   10,154.60       4,265.67       5,888.93     639,961.38       30,669.69
Aug-94   10,154.60       4,226.41       5,928.19     628,033.19       34,896.10
Sep-94   10,154.60       4,186.89       5,967.71     622,065.48       39,082.99
Oct-94   10,154.60       4,147.10       6,007.50     616,057.98       43,230.09
Nov-94   10,154.60       4,107.05       6,047.55     610,010.43       47,337.14
Dec-94   10,154.60       4,066.74       6,087.86     603,922.57       51,403.88
        ----------      ---------      ---------     ----------       ---------
4       121,855,20      51,403.88      70,451.32     603,922.57       51,403.88
        ==========      =========      =========     ==========       =========

Jan-95   10,154.60      4,026.15        6,128.45     597,794.12        4,026.15
Feb-95   10,154.60      3,985.29        6,169.31     591,624.81        8,011.44
Mar-95   10,154.60      3,944.17        6,210.43     585,414.38       11,955.61
Apr-95   10,154.60      3,902.76        6,251.84     579,162.54       15,858.37
May-95   10,154.60      3,861.08        6,293.52     572,869.02       19,719.45
Jun-95   10,154.60      3,819.13        6,335.47     566,533.55       23,538.58
Jul-95   10,154.60      3,776.89        6,377.71     560,155.84       27,315.47
Aug-95   10,154.60      3,734.37        6,420.23     553,735.61       31,049.84
Sep-95   10,154.60      3,891.57        6,463.03     547,272.58       34,741.41
Oct-95   10,154.60      3,648.48        6,506.12     540,766.46       38,389.89
Nov-95   10,154.60      3,605.11        6,549.49     534,216.97       41,995.00
Dec-95   10,154.60      3,561.45        6,593.15     527,623.82       45,556.45
        ----------     ---------       ---------     ----------       ---------
5       121,855.20     45,556.45       76,298.75     527,623.82       45,556.45
        ==========     =========       =========     ==========       =========


Jan-96   10,154.60      3,517.49        6,637.11     520,986.71        3,517.49
Feb-96   10,154.60      3,473.24        6,681.36     514,305.35        6,990.73
Mar-96   10,154.60      3,428.70        6,725.90     507,579.45       10,419.43
Apr-96   10,154.60      3,383.86        6,770.74     500,808.71       13,803.29
May-96   10,154.60      3,338.72        6,815.88     493,992.83       17,142.01
Jun-96   10,154.60      3,293.29        6,861.31     487,131.52       20,435.30
Jul-96   10,154.60      3,247.54        6,907.06     480,224.46       23,682.84
Aug-96   10,154.60      3,201.50        6,953.10     473,271.36       26,884.34
Sep-96   10,154.60      3,155.14        6,999.46     473,271.90       30,039.48
Oct-96   10,154.60      3,108.48        7,046.12     459,225.78       33,039.48
Nov-96   10,154.60      3,061.51        7,093.09     452,132.69       33,147.96
Dec-96   10,154.60      3,014.22        7,140.38     444,992.31       36,209.47
        ----------     ---------       ---------     ----------       ---------
6       121,855.20     39,223.69       82,631.51     444,992.31       39,223.69
        ==========     =========       =========     ==========       =========


Jan-97   10,154.60      2,966.62        7,187.98     437,804.33        2,966.62
Feb-97   10,154.60      2,918.70        7,235.90     430,568.43        5,885.32
Mar-97   10,154.60      2,870.46        7,284.14     423,284.29        8,755.78
Apr-97   10,154.60      2,821.90        7,332.70     415,951.59       11,577.68
May-97   10,154.60      2,773.01        7,381.59     408,570.00       14,350.69
Jun-97   10,154.60      2,723.80        7,430.80     401,139.20       17,074.49

Jul-97   10,154.60      2,674.26        7,480.34     393,658.86       19,748.75
Aug-97   10,154.60      2,624.39        7,530.21     386,128.65       22,373.14
Sep-97   10,154.60      2,574.19        7,580.41     378,548.24       24,947.33
Oct-97   10,154.60      2,523.65        7,630.95     370,917.29       27,470.98
Nov-97   10,154.60      2,472.78        7,681.82     363,235.47       29,943.76
Dec-97   10,154.60      2,421.57        7,733.03     355,502.44       32,365.33
        ----------     ---------       ---------     ----------       ---------
7       121,855.20     32,365.33       89,489.87     355,502.44       32,365.33
        ==========     =========       =========     ==========       =========


Jan-98   10,154.60      2,370.02        7,784.58     347,717.86        2,370.02
Feb-98   10,154.60      2,318.12        7,836.48     339,881.38        4,688.14
Mar-98   10,154.60      2,265.88        7,888.72     331,992.66        6,954.02
Apr-98   10,154.60      2,213.88        7,941.32     324,051.34        9,167.30
May-98   10,154.60      2,160.34        7,994.26     316,057.08       11,327.64
Jun-98   10,154.60      2,107.05        8,047.55     308,009.53       13,434.69
Jul-98   10,154.60      2,053.40        8,101.20     299,908.33       15,488.09
Aug-98   10,154.60      1,999.39        8,155.21     291,753.12       17,487.48
Sep-98   10,154.60      1,945.02        8,209.58     283,543.54       19,432.50
Oct-98   10,154.60      1,890.29        8,264.31     275,279.23       21,322.79
Nov-98   10,154.60      1,835.19        8,319.41     266,959.82       23,157.98
Dec-98   10,154.60      1,779.73        8,374.87     258,584.95       24,937.71
        ----------     ---------       ---------     ----------       ---------
8       121,855.20     24,937.71       96,917.49     258,584.95       24,937.71
        ==========     =========       =========     ==========       =========


Jan-99   10,154.60      1,723.90        8,430.70     250,154.25        1,723.90
Feb-99   10,154.60      1,667.69        8,486.91     241,667.34        3,391.59
Mar-99   10,154.60      1,611.12        8,543.48     233,123.86        5,002.71
Apr-99   10,154.60      1,554.16        8,600.44     224,523.42        6,556.87
May-99   10,154.60      1,496.82        8,657.78     215,865.64        8,053.69
Jun-99   10,154.60      1,439.10        8,715.50     207,150.14        9,492.79
Jul-99   10,154.60      1,381.00        8,773.60     198,376.54       10,873.79
Aug-99   10,154.60      1,322.51        8,832.09     189,544.45       12,196.30
Sep-99   10,154.60      1,263.63        8,890.97     180,653.48       13,459.93
Oct-99   10,154.60      1,204.36        8,950.24     171,703.24       14,664.29
Nov-99   10,154.60      1,144.69        9,009.91     162,693.33       15,808.98
Dec-99   10,154.60      1,084.62        9,069.98     153,623.35       16,893.60

        ----------     ---------      ----------     ----------       ---------
9       121,855.20     16,893.60      104,961.60     153,623.35       16,893.60
        ==========     =========      ==========     ==========       =========


Jan-2000 10,154.60      1,024.16        9,130.44     144,492.91        1,024.16
Feb-2000 10,154.60        963.29        9,191.31     135,301.60        1,987.45
Mar-2000 10,154.60        902.01        9,252.59     126,049.01        2,889.46
Apr-2000 10,154.60        840.33        9,314.27     116,734.74        3,729.79
May-2000 10,154.60        778.23        9,376.37     107,358.37        4,508.02
Jun-2000 10,154.60        715.72        9,438.88      97,919.49        5,223.74
Jul-2000 10,154.60        652.80        9,501.80      88,417.69        5,876.54
Aug-2000 10,154.60        589.45        9,565.15      78,852.54        6,465.99
Sep-2000 10,154.60        525.68        9,628.92      69,223.62        6,991.67
Oct-2000 10,154.60        461.49        9,693.11      59,530.51        7,453.16
Nov-2000 10,154.60        396.87        9,757.73      49,772.78        7,850.03
Dec-2000 10,154.60        331.82        9,822.78      39,950.00        8,181.85
        ----------     ---------      ----------      ---------        --------
10      121,855.20      8,181.85      113,673.35      39,950.00        8,181.85
        ==========     =========      ==========      =========        ========


Jan-2001 10,154.60        266.33        9,888.27      30,061.73          266.33
Feb-2001 10,154.60        200.41        9,954.19      20,107.54          466.74
Mar-2001 10,154.60        134.05       10,020.55      10,086.99          600.79
Apr-2001 10,154.60         67.25       10,086.99           0.00          668.04
May-2001      0.00          0.00            0.00           0.00            0.00
Jun-2001      0.00          0.00            0.00           0.00            0.00
Jul-2001      0.00          0.00            0.00           0.00            0.00
Aug-2001      0.00          0.00            0.00           0.00            0.00
Sep-2001      0.00          0.00            0.00           0.00            0.00
Oct-2001      0.00          0.00            0.00           0.00            0.00
Nov-2001      0.00          0.00            0.00           0.00            0.00
Dec-2001      0.00          0.00            0.00           0.00            0.00
        ----------     ---------      ----------      ---------        --------
11       40,618.04        668.04       39,950.00           0.00          668.04
        ==========     =========      ==========      =========        ========